FOR IMMEDIATE RELEASE
CONTACT:

BOB ORLANDO, CFO
MATHSOFT, INC.
(617) 577-1017, x742


           MATHSOFT RELEASES RESULTS FOR MARCH QUARTER, REPORTS THIRD
                         CONSECUTIVE QUARTER OF PROFITS

     CAMBRIDGE, Mass., April 16, 1998 - MathSoft, Inc. (Nasdaq: MATH) today reported net income of approximately $481,000, or $0.05 per diluted share, for its first quarter ended March 31, 1998. This compares with a net loss of $1,929,000, or $0.21 per diluted share for the corresponding quarter of 1997. Revenues for the first quarter of 1998 grew 48%, reaching $5.7 million compared with $3.8 million achieved in the first quarter of the prior year.

     "This was a tremendous turnaround quarter for MathSoft relative to last year at this time," said Chuck Digate, Chairman and CEO. "Furthermore, this is our third consecutive quarter of profitability, and if things go as planned, just the first of four profitable quarters this calendar year."

     Founded in 1984, MathSoft is a leading provider of design and analysis software for technical professionals, business analysts and students. The Company has more than one million users of its Mathcad(R), StudyWorks(TM), S-PLUS(R), MathSoft StatServer(R) and Axum(R) software worldwide. Users include professionals worldwide at more than 90% of the Fortune 1,000 companies and over 500 government installations, and students and faculty at over 2,000 colleges and universities. MathSoft product information can be obtained via the MathSoft Store located at http://www.mathsoft.com, by phone at 1-800-628-4223, by fax at 617-577-8829 or by mail at 101 Main Street, Cambridge, MA 02142.

     Information contained in this document which refers to MathSoft's future financial performance represents management's best estimate at the present time and actual results could differ materially from present estimates. Factors that might cause such differences include, but are not limited to the risks associated with distribution channels; the risks associated with international operations; the risks associated with acquisitions; and the ability to enhance current products and to introduce new products in a timely fashion. Please refer to the cautionary statements appearing in MathSoft's Annual and Quarterly Reports and prospectus filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause MathSoft's actual results to differ materially from those discussed in the forward-looking statements.

     The MathSoft logo, Axum, S-PLUS, Mathcad and StatServer are registered trademarks and MathConnex and StudyWorks! are trademarks of MathSoft, Inc.

                         MATHSOFT, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                              UNAUDITED    AUDITED
                                              MARCH 31,    DEC. 31,
                                                 1998        1997
                                              ---------    --------
CURRENT ASSETS:
  Cash, cash equivalents and short-term
   investments                                 $ 4,210      $4,134
  Accounts receivables, net                      2,960       2,528
  Other receivables                                943         944
  Inventories                                      216         255
  Prepaid expenses                                 517         234
                                               -------      ------
      Total current assets                       8,846       8,095
                                               -------      ------

PROPERTY AND EQUIPMENT, NET                      1,451       1,549

OTHER ASSETS:
  Purchased technology, net                         70          70
  Other assets                                     109          98
                                               -------      ------

      TOTAL ASSETS                             $10,476      $9,812
                                               =======      ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                              UNAUDITED    AUDITED
                                              MARCH 31,    DEC. 31,
                                                 1998        1997
                                              ---------    --------
CURRENT LIABILITIES                            $ 6,131      $6,225

OTHER LONG-TERM LIABILITIES                        268          92

STOCKHOLDERS' EQUITY                             4,077       3,495
                                               -------      ------

      TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY                                  $10,476      $9,812
                                               =======      ======

                         MATHSOFT, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                      (in Thousands, except per share data)
                                   (Unaudited)


                                            Three Months Ended
                                         March 31,         March 31,
                                            1998             1997
                                         ---------         ---------
Revenues:
  Software licenses                       $ 4,920           $ 3,244
  Services and other                          782               598
                                          -------           -------
    Total revenues                          5,702             3,842
                                          -------           -------

Cost of Revenues:
  Software licenses                           706               808
  Services and other                          297               192
                                          -------           -------
    Total cost of revenues                  1,003             1,000
                                          -------           -------
    Gross profit                            4,699             2,842
                                          -------           -------

Operating Expenses:
  Sales and marketing                       2,421             2,592
  Research and development                  1,219             1,436
  General and administrative                  602               775
                                          -------           -------
    Total operating expenses                4,242             4,803
                                          -------           -------

    Income (Loss) from Operations             457            (1,961)

Interest Income, net                           24                44
                                          -------           -------
    Income (Loss) Before Provision
      for Income Taxes                        481            (1,917)

Provision for Income Taxes                      0                12
                                          -------           -------
    Net Income (Loss)                     $   481           $(1,929)
                                          =======           =======


Basic earnings (loss) per share:          $  0.05           $ (0.21)
                                          =======           =======


Diluted earnings (loss) per share:        $  0.05           $ (0.21)
                                          =======           =======


Common Shares Outstanding                   9,131             8,977

Dilutive Effect of Stock Options            1,083              --

                                          -------           -------

Common Shares Assuming Dilution            10,214             8,977
                                          =======           =======